EXHIBIT 1-d


                               ABN AMRO BANK N.V.

                       Global Medium-Term Notes, Series B

                     Fully and Unconditionally Guaranteed by

                              ABN AMRO Holding N.V.


                           EURO DISTRIBUTION AGREEMENT



                                                               ___________, 2000

ABN AMRO Incorporated
[Other Agents]
c/o ABN AMRO Incorporated
    1325 Avenue of the Americas
    New York, New York  10019-6026

Dear Sirs and Mesdames:

         Each of ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Bank"), and ABN AMRO Holding N.V., a public limited company incorporated under the laws of the Netherlands ("Holding") confirms its agreement with ABN AMRO Incorporated and the other Agents listed above (the "Agents") with respect to the issue and sale from time to time by the Bank primarily outside of the United States of up to $500,000,000 (or the equivalent thereof in one or more foreign currencies) aggregate initial public offering price of its Global Medium-Term Notes, Series B, due more than 9 months from the date of issue (the "Notes") fully and unconditionally guaranteed by Holding (the "Guarantee"), subject to reduction as a result of the sale by the Bank of (i) Global Medium-Term Notes, Series A, to be sold primarily inside the United States, and (ii) any other debt securities sold pursuant to the Bank's Registration Statement No. 333-49198. The Notes and the Guarantees are collectively referred to herein as the "Securities".

         The Notes will be issued as senior indebtedness of the Bank pursuant to the provisions of an indenture dated as of November 27, 2000, between the Bank and The Chase Manhattan Bank, as trustee (the "Trustee") (as supplemented by


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the First Supplemental Indenture dated as of September __, 2003 among the Bank, the Trustee and Holding and as may be further supplemented or amended from time to time, the "Indenture").

         The Notes will be entitled to the benefit of the Guarantee as set forth in the Indenture, pursuant to which Holding will guarantee any payments to be made by the Bank on the Notes.

         The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below. The Company has initially appointed The Chase Manhattan Bank, London Branch, at its principal office in London, as principal paying agent (the "Principal Paying Agent") for the Notes.

         The Notes will be issued in bearer form or in definitive registered form without coupons (the "Registered Notes"). The Notes issued in bearer form will be represented initially by a temporary global Note, which will be delivered to a common depositary outside the United States for the operator of the Euroclear System (the "Euroclear Operator"), Clearstream Banking, societe anonyme ("Clearstream") or any other relevant clearing system. Beneficial interests in a temporary global Note will be exchangeable for beneficial interests in a permanent global Note. Beneficial interests in a permanent global Note will be exchangeable in whole, but not in part, for definitive Notes in bearer form, with interest coupons attached upon receipt of the Principal Paying Agent of an initial request to so exchange by any holder of a beneficial interest in such permanent global Note (such temporary global Note, permanent global Note and definitive Notes in bearer form are collectively referred to as the "Bearer Notes"), or, if the applicable Pricing Supplement so specifies, for Registered Notes. As used in this Agreement, the term "Note" includes any temporary global Note or permanent global Note issued pursuant to the Indenture.

         The Bank hereby appoints you as its exclusive agent for the purpose of soliciting and receiving offers to purchase Notes from the Bank by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Bank at such times and in such amounts as the Bank shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof. Notes denominated, payable in or indexed to Swiss Francs may only be offered and sold by the Company through ABN AMRO Bank N.V., Zurich Branch, on an agency or principal basis, and ABN


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AMRO Bank N.V., Zurich Branch, agrees to notify the Swiss National Bank prior to the issuance of any such Notes.

         The Bank and Holding have filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Bank and Holding propose to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Bank and Holding with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Bank has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

           1. Representations and Warranties. The Bank and Holding represent and warrant to and agree with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes, as of each date on which the Bank accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), as of each date the Bank issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.



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          (b) (i) Each document, if any, filed or to be filed pursuant to the
Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Bank in writing by you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses
(ii), (iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Bank accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

          (c) Each of the Bank and Holding has been duly created and is validly existing as a limited liability company incorporated under the laws of The Netherlands and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus.

          (d) Each subsidiary of the Bank and of Holding has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material



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adverse effect on the Bank and its subsidiaries, taken as a whole or on Holding and its subsidiaries, taken as a whole, as the case may be.

          (e) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Bank and Holding.

          (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Bank and Holding and is a valid and binding agreement of the Bank and Holding, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

          (g) The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Bank, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

         (h) The forms of Guarantees have been duly authorized and established in conformity with the provisions of the Indenture and, when Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of Holding, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

          (i) The execution and delivery by the Bank and Holding of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement and the performance by the Bank of its obligations under this Agreement, the Securities, the Indenture, and any applicable Terms Agreement will not



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contravene any provision of applicable law or the articles of association of the
Bank or Holding or any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or Holding or any of its subsidiaries that is material to Holding and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or Holding or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, or of Holdings and its subsidiaries, taken as a whole from that set forth in the Prospectus.

          (k) There are no legal or governmental proceedings pending or threatened to which the Bank or any of its subsidiaries or Holding or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries or Holding or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (l) Each of the Bank and its subsidiaries and Holding and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole or on Holding and its subsidiaries, taken as a whole.




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          (m) Each of ABN AMRO Incorporated, ABN AMRO Rothschild LLC, and ABN
AMRO Financial Services, Inc. is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

          (n) Each of the Bank and Holdings is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(ii), (iii) and (iv), 1(g) 1(h) (except as to due authorization of the Notes and the Guarantees) and 1(i), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

           2. Solicitations as Agent; Purchases as Principal.

          (a) Solicitations as Agent. In connection with your actions as agent hereunder, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

         The Bank reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Bank, you will forthwith suspend solicitations of offers to purchase Notes from the Bank until such time as the Bank has advised you that such solicitation may be resumed. While such solicitation is suspended, the Bank shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) a change in the interest rates, redemption provisions or maturities offered on the Notes, or (ii) for



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a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Bank has delivered such certificates, opinions and letters as you may request.

         The Bank agrees to pay to you, as consideration for the sale of each security resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such security equal to between 1% and 4% (depending upon such Note's maturity) of the principal amount of such Note (provided that the commission for Notes having a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Prospectus Supplement relating to such Note.

         You shall communicate to the Bank, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Bank. The Bank shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Bank will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you, the Bank and Holding, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between you and the Bank confirmed in writing by you to the Bank.

         Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each Note Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Bank for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Bank and Holding pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, as the case may be, by you.



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         Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a "Settlement Date."

         Unless otherwise specified in a Terms Agreement, if you are purchasing Notes, as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

          (c) Administrative Procedures. You and the Bank agree to perform the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series B, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Bank and you.

          (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Bank shall be delivered at the office of Davis Polk & Wardwell, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Bank may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes and (ii) the first date on which the Bank accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

           3. Agreements. Each of the Bank and Holding agrees with you that:

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Bank and Holding will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Bank or Holding has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Bank's or Holding's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Bank or Holding, as the case may be, will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing



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sentence, the Bank and Holding will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Bank or Holding will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus,
(ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Bank or Holding of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the issuance by any non-United States regulatory authority of any request for information relating to the Notes or suspension of the listing of the Notes on any stock exchange on which the Notes are then listed. Each of the Bank and Holding will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification or listing and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act or made available to purchasers of the Notes, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Bank and Holding, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Bank or Holding will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Bank or Holding, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Bank and Holding shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, the Bank or Holding shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or



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supplemented Prospectus to you in such quantities as you may reasonably request.
If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Bank and Holding will, at their own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

          (c) Each of the Bank and Holding will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, on the earlier of January 1, or July 1 with respect to each sale of Notes.

          (d) The Bank and Holding will furnish to you, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) in connection with any purchase of Notes pursuant to a Terms Agreement or solicitation of an offer to purchase Notes that is accepted by the Bank, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Prospectus Supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as you may reasonably request.

          (e) During the term of this Agreement, the Bank and Holding shall furnish to you such relevant documents and certificates of officers of the Bank relating to the business, operations and affairs of the Bank or Holding, as the case may be, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, the Guarantees, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the



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Bank of its obligations and Holding of its obligations hereunder or thereunder as you may from time to time reasonably request.

          (f) The Bank shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the Bank's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (g) The Bank will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Bank's and Holding's counsel and accountants, of the Trustees and their counsel, and of the Principal Paying Agent and its counsel and any paying agent for the Notes appointed by the Bank, (iv) the fees and expenses incurred with respect to listing the Series B Notes, if listed, on [the London Stock Exchange/Euronext Amsterdam N.V.] or on another stock exchange or exchanges if so required by Section 3(j), (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by you; provided that any advertising expenses incurred by you shall have been approved by the Bank.

          (h) During the period beginning on the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Bank will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank substantially similar to the Notes set forth in such Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Terms Agreement, (B) Notes previously agreed to be sold by the Bank and (C) commercial paper issued in the ordinary course of business).

         (i) The Bank and Holding will indemnify and hold you harmless against any documentary, stamp or similar transfer or issue tax, including any



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interest and penalties, on the issue of the Notes in accordance with the terms of this Agreement, on the execution and delivery of this Agreement, any Written Notes Terms Agreement and on the exchange of any temporary global Notes for definitive Notes or permanent global Notes or on the exchange of any permanent global bearer Notes for definitive bearer Notes, that are or may be required to be paid under the laws of the United Kingdom, the United States or any political subdivision or taxing authority thereof or therein.

          (j) In connection with any application to list the Series B Notes on the London Stock Exchange, the Bank and Holding will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Series B Notes is outstanding or until such time as payment of principal, premium, if any, and interest in respect of all the Series B Notes has been duly provided for, whichever is earlier. In addition, for so long as the Series B Notes are listed on a stock exchange and such exchange so requires, the Bank will maintain in London, or in such other place as the Series B Notes are listed (if the Series B Notes are no longer listed on the London Stock Exchange), a paying agent in respect of the Series B Notes, as required.

           4. Conditions of the Obligations of the Agent. Your obligation to solicit offers to purchase Notes as agent of the Bank, your obligation to purchase Notes as principal pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Bank and Holding herein, to the accuracy of the statements of the Bank's officers and of Holding's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Bank and Holding of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Notes, at the time the Bank accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

          (a) Prior to such solicitation or purchase, as the case may be:

               (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, or Holding and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

               (ii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Euronext Amsterdam N.V.; (b) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or on commercial banking activities in The Netherlands declared by Dutch authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the purchase of the Notes by you on the terms and in the manner contemplated in the Prospectus; and

               (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the Bank's securities or Holding or any of Holding's subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Bank or Holding prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

          (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

          (i) The opinion, dated as of such date, of Clifford Chance Limited Liability Partnership, special Dutch counsel to the Bank and Holding, or of other counsel satisfactory to you and who may be an officer of the Bank or Holding, as the case may be, to the effect that:

                       (A) the Bank is: (i) registered as a public limited
                  liability company with limited liability (naamloze vennootschap), (ii) founded by Royal Decree No. 163 dated March 29, 1824 and duly incorporated by deed on February 7, 1825, (iii) validly existing under the laws of The Netherlands, and (iv) licensed as a credit institution (kredietinstelling) under the Act on the Supervision of Credit Institutions (Wet Toezicht Kredietwezen) ("ASCI") and registered as such in the register as referred to in Article 52 of the ASCI. The Bank has:

                                (1) corporate power and corporate capacity to
                           execute and deliver the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement (including the issue of the Notes); and

                                (2) taken all internal corporate action required
                           by the Articles of Association and by Dutch corporate law to authorize the form of the Notes and to authorize, execute and deliver the Indenture, this Agreement and any applicable Written Terms Agreement.

                       (B) Holding is: (i) registered as a public limited
                  liability company with limited liability (naamloze vennootschap), (ii) [ ] duly incorporated on [ ], and (iii) validly existing under the laws of The Netherlands. Holding has:

                                (1) corporate power and corporate capacity to
                           execute and deliver the Indenture, this Agreement and any applicable Written Terms Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture, this Agreement and any applicable Written Terms Agreement (including the issue of the Notes); and

                                (2) taken all internal corporate action required
                           by the Articles of Association and by Dutch corporate law to authorize, execute and deliver the Indenture, this Agreement and any applicable Written Terms Agreement.

                       (C) each of the Indenture, this Agreement and any
                  applicable Written Terms Agreement has been validly executed on behalf of the Bank and Holding and constitutes the valid and legally binding obligations of the Bank and Holding, enforceable in accordance with its terms.

                       (D) no authorisations, licences, approvals, orders or
                  consents, registrations, recordations or filings with any court, governmental authority, bureau, official agency or body in The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

                                (1) the creation, issue and offering of the
                           Notes in or from The Netherlands; or

                                (2) the distribution by or on behalf of the Bank
                           and Holding of the Prospectus; or

                                (3) the execution and delivery by the Bank and
                           Holding, as applicable, of the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement and the performance of its obligations thereunder; or

                                (4) the payment by each of the Bank or Holding,
                           as the case may be, when due, of all sums which it may be liable to pay in respect of the Notes or under the Indenture, this Agreement or any applicable Written Terms Agreement in the currency in which they are stated to be payable;

                  provided however, that with respect to (1) and (2) above, the agent offering securities or distributing the Prospectus in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt pursuant to Articles 7 and 10 inclusively of the Securities Market Supervision Act 1995.

                  In themselves, none of the matters referred to in (D)(1) through (D)(4) above, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

                                    (1)     the Articles of Association; or

                                    (2) any law or generally applicable
                           regulation of The Netherlands to which the Bank or Holding is subject which would make the Indenture, this Agreement or any applicable Written Terms Agreement, or parts thereof, or the Notes null and void or subject to avoidance or nullification in The Netherlands.

                       (E) the statements in the Registration Statement, as then
                  amended or supplemented, under Item 15, first paragraph, insofar as such statements constitute summaries of the legal matters referred to therein, fairly summarize the matters referred to therein.

                       (F) the agreement of the Bank and Holding that the
                  Indenture, the Notes, this Agreement and any applicable Written Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding, and the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing such documents in any proceedings in relation to such documents, but when applying the laws of the State of New York as the law governing such documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations ( the "Rome Convention"):

                                (1) may give effect to the mandatory rules of
                           law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to such documents (a limitation on the chosen law arising under article 7
                           (1) of the Rome Convention);

                                (2) will apply the law of The Netherlands in a
                           situation where it is mandatory irrespective of the law otherwise applicable to such documents (a limitation on the chosen laws arising under article 7
                           (2) of the Rome Convention);

                                (3) may refuse to apply the laws of the State of
                           New York if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on the chosen laws arising under article 16 of the Rome Convention); and

                                (4) shall have regard to the law of the country
                           in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

                       (G) the submission by the Bank and Holding to the
                  exclusive jurisdiction of the courts in New York in respect of any proceedings arising out of or in relation to the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement is valid and legally binding upon the Bank and Holding. Nevertheless, the president of a competent District Court (Arrondissementsrechtbank) in The Netherlands, in any matter where the plaintiff seeks provisional measures in summary proceedings (kort geding) or levy a prejudgment attachment, may assume jurisdiction notwithstanding a contractual submission to jurisdiction; the waiver by the Bank and Holding of any objection to the venue of a proceeding of a New York Court is legal, valid and binding.

                       (H) when the Notes have been validly executed on behalf
                  of the Bank and, authenticated, delivered and paid for in accordance with the terms of this Agreement and any applicable Written Terms Agreement, they will constitute valid and legally binding obligations of the Bank and the Guarantees will constitute valid and legally binding obligations of Holding enforceable in accordance with their respective terms. Each of the Indenture, this Agreement and any applicable Written Terms Agreement constitutes the valid and legally binding obligation of the Bank and Holding, enforceable in accordance with their respective terms.

         (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, United States counsel to the Bank and Holding, or of other counsel satisfactory to you and who may be an officer of the Bank or Holding, as the case may be, to the effect that:

                       (A) ABN AMRO Incorporated is validly existing as a
                  corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented;

                       (B) The Bank is duly registered as a bank holding company
                  under the Bank Holding Company Act of 1956, as amended, and the Bank is duly licensed by the New York State banking authorities to engage in the business of banking in the State of New York;

                       (C) the Indenture has been duly qualified under the Trust
                  Indenture Act and assuming that it has been duly authorized, executed and delivered by the Bank and Holding, it is a valid and binding agreement of the Bank and Holding, enforceable in accordance with its terms except that (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) a waiver of rights under any usury or stay law may be unenforceable;

                       (D) assuming the forms of Notes have been duly authorized
                  by the Bank as a matter of Dutch law, the forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, if the Notes had been executed by the Bank and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Notes would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Bank and the Guarantees would be valid and binding obligations of Holding, enforceable in accordance with their respective terms except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally, (ii) the enforceability thereof is subject to general principles of equity regardless of whether such enforceability is considered at a proceeding in equity or at law, and (iii) a waiver of rights under any usury or stay law may be unenforceable;

                       (E) the execution and delivery by the Bank and Holding of
                  the Notes, the Indenture, this Agreement and any applicable Written Terms Agreement, as the case may be, and the performance by each of the Bank and Holding of its obligations under such agreements will not contravene any provision of applicable U.S. Federal or New York State law and no consent, approval, authorization or order of or qualification with any U.S. Federal or New York State governmental body or agency is required for the performance by each of the Bank and Holding of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except that no opinion is expressed with respect to (i) the applicability of the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (ii) the applicability of any commodities law, rule or regulation in connection with the offer, sale, issuance or performance of any Notes, the payment of principal or interest on which, or any other payments with respect to which will be determined by reference to one or more currencies, exchange rates, commodity prices, securities of entities unaffiliated with the Bank or Holding, baskets of such securities, equity indices or other factors or (iii) whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                       (F) the statements in the Prospectus, as then amended or
                  supplemented, under the captions "Description of Notes", "Description of Debt Securities", "Plan of Distribution" and "Forms of Securities-Limitations on Issuance of Bearer Securities," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

                       (G) such counsel confirms (i) its opinion set forth in
                  the Supplemental Prospectus, under the caption, "United States Federal Taxation" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Supplemental Prospectus under such caption is an accurate summary of the U.S. federal income tax matters described therein;

                       (H) each of the Bank and Holding is not, and after giving
                  effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                       (I) such counsel (1) believes that each document, if any,
                  filed pursuant to the Exchange Act and incorporated by reference in the Prospectus as then amended or supplemented (except as to financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
                  (2) has no reason to believe that any part of the Registration Statement (except as to financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to), as then amended, if applicable, when such part became effective contained, and the Registration Statement (except as to financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express any belief and except for the part of the Registration Statement that constitutes the Form T- 1) as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) believes that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that the Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief), as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (2), (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

                    (iii) The opinion, dated as of such date, of [ ], Assistant
               Counsel, ABN AMRO North America, Inc., to the effect that:

                         (A) each of LaSalle Bank National Association, European
                    American Bank, Standard Federal Bank, ABN AMRO North

                  America, Inc. and ABN AMRO North American Holdings, Inc. (each a "U.S. Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole; and

                       (B) each of the U.S. Material Subsidiaries has all
                  necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all U.S., federal, state, local and other governmental authorities, all U.S. self-regulatory organizations and all U.S. courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole.

                    (iv) The opinion, dated as of such date, of [ ], counsel for the Agent, covering the matters in subparagraphs (ii)(C), (ii)(D) and (ii)(F) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus).

                  Notwithstanding the foregoing, the opinions described in subparagraphs (D), (E), (F) and (H)(2), (3) and (4) of paragraph
         (b)(ii) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors.

                  With respect to subparagraph (I) of paragraph (b)(ii) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

                    (v) The opinion, dated as of such date, of Davis Polk &
               Wardwell, special counsel to the Bank and Holding, to the effect that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement and under the caption "Forms of Securities -- Limitations on Issuance of Bearer Securities" in the Basic Prospectus, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States federal tax law, fairly present the information called for and fairly summarize the matters referred to therein.

         The opinions of Clifford Chance Limited Liability Partnership and Davis Polk & Wardwell described in paragraph (b)(i) and (ii) above shall be rendered to you at the request of the Bank and shall so state therein.

          (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate of the Bank, dated the Commencement Date or such Settlement Date, as the case may be, and signed by two authorized signatories of the Bank to the effect set forth in subparagraph (a)(iii) above, and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of such date, that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and as to such other matters as you shall reasonably request.

         (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Bank's independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

          (e) On the Commencement Date and on each Settlement Date, the Bank shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

         (f) On the Commencement Date, application to list the Series B Notes on [the London Stock Exchange/Euronext Amsterdam N.V.] shall have been made and, prior to the issuance of the first Series B Note offered pursuant to this Agreement, such listing shall have been granted, subject to official notice of issuance.

           5. Additional Agreements of the Bank and Holding. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) a change in the interest rates, redemption provisions or maturities offered on the Notes or (ii) a change you deem to be immaterial), each of the Bank and Holding will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Bank or Holding, as the case may be, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

          (b) Each time the Bank or Holding furnishes a certificate pursuant to
Section 5(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Report on Form 6-K unless you shall reasonably request based on disclosure included or omitted from such Report), the Bank or Holding, as the case may be, will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Bank or Holding, as the case may be. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

          (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, each of the Bank and Holding shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

           6. Indemnification and Contribution. (a) The Bank and Holding, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Bank or Holding shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Bank or Holding in writing by you expressly for use therein.

          (b) You agree to indemnify and hold harmless the Bank and Holding, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Bank or Holding within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank and Holding to you, but only with reference to information relating to you furnished to the Bank or Holding in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Bank or Holding, as the case may be, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and Holding on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Bank and Holding on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank and Holding on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank and Holding bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Bank and Holding on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank and Holding or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Bank and Holding and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 6 and the representations, warranties and other statements of the Bank and Holding, their officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of (i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Bank or Holding, their officers or directors or any person controlling the Bank or Holding and (iii) acceptance of and payment for any of the Notes.

         7. Offering Restrictions. You hereby represent to the Bank and Holding and agree with respect to the Notes that:

          (a) (i) you have not (A) offered or sold and will not offer or sell during the Restricted Period (as defined below) Bearer Notes (including any Note that is exchangeable for Bearer Notes) directly or indirectly in the United States (as defined below) or to or for the account of any United States person (as defined below), other than to a Qualifying Foreign Branch (as defined below) or to certain other persons as provided under United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) and (C); and (B) delivered and will not deliver within the United States definitive Bearer Notes that are sold during the Restricted Period;

               (ii) you have, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that your employees or agents who are directly engaged in selling Bearer Notes (whether offered alone or as part of a Unit) are aware that such Bearer Notes may not be offered or sold during the Restricted Period to a person who is within the United States or to a United States person, except as permitted by Section 7(a)(i)(A) above;

               (iii) if you are a United States person, you are acquiring the Bearer Notes (whether offered alone or as part of a Unit) for purposes of resale in connection with their original issuance and if you retain Bearer Notes for your own account, you will only do so in accordance with the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6);

               (iv) if you transfer to any affiliate Bearer Notes (whether offered alone or as part of a Unit) for the purpose of offering or selling such Bearer Notes during the Restricted Period, you will either (A) obtain from such affiliate for the benefit of the Bank and Holding the representations and agreements contained in clauses (i),
          (ii) and (iii) above or (B) repeat
         and confirm the representations and agreements contained in clauses
         (i), (ii) and (iii) above on such affiliate's behalf and obtain from such affiliate the authority to so obligate it; and

               (v) you will obtain for the benefit of the Bank and Holding the representations and agreements contained in clauses (i), (ii), (iii) and (iv) above from any person other than your affiliate with whom you enter into a written contract, within the meaning of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(4), for the offer or sale during the Restricted Period of Bearer Notes (whether offered alone or as part of a Unit).

For purposes of this Section 7(a), an offer or sale will be considered to be made in the United States if the offeror or seller of such Notes (whether offered alone or as part of a Unit) has an address within the United States for the offeree or purchaser of such Notes with respect to the offer or sale. As used in this Section 7(a), "United States person" means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if both (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States persons have the authority to control all substantial decisions of the trust, "United States" means the United States (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction; "Qualifying Foreign Branch" means a branch of a United States financial institution, as defined in the applicable United States Treasury Regulations, located outside the United States that is purchasing for its own account or for resale and that has agreed, as a condition to purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and "Restricted Period" with respect to each issuance means the period which begins on the earlier of the date on which the Bank receives the proceeds of the sale of Notes with respect to such issuance or the first date on which the Notes are offered to persons other than you, and which ends 40 days after the date on which the Bank receives the proceeds of the sale of such Notes; provided that with respect to a Note held as part of an unsold allotment or subscription, any offer or sale of such Note by the Bank or you shall be deemed to be during the Restricted Period.

          (b) (i) In relation to securities which have a maturity of one year or more and which are to be listed on the London Stock Exchange, you have not offered or sold and will not offer or sell any securities to persons in the United Kingdom prior to admission of such securities to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Act; (ii) in relation to securities which have a maturity of one year or more and which are not to be listed on the London Stock Exchange, you have not offered or sold and, prior to the expiry of the period of six months from the date of issue of such securities, will not offer or sell any such securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (iii) you have complied with and will comply with all applicable provisions of the Act with respect to anything done by you in relation to the securities in, from or otherwise involving the United Kingdom; and (iv) you have only issued or passed on and will only issue or pass on in the United Kingdom any document received by you in connection with the issue of the securities, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

          (c) You will not offer or sell any securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Bank or Holding unless such consent, approval or permission has been previously obtained. Without prejudice to the provisions of this Section 7 above and subject to the obligations of the Bank and Holding set forth in Section 3 of this Agreement, the Bank and Holding shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

          (d) You will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for the re-offering or re-sale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and other relevant laws and regulations of Japan.

          (e) You will not offer and sell any securities in the Federal Republic of Germany other than in compliance with the provisions of the German Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990, as amended, and of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

          (f) You will not offer and sell any securities denominated or payable in or indexed to Swiss Francs other than in compliance with Swiss law and the regulations of the Swiss National Bank in effect from time to time.

          (g) Each of the Agents, the Bank and Holding represents and agrees that securities will be issued outside the Republic of France, that it will not offer or sell any securities in the Republic of France, in connection with their initial distribution, and will not distribute or cause to be distributed in the Republic of France the Prospectus or any other offering material relating to securities, except to (i) qualified investors (investisseurs qualifies) and/or
(ii) within a restricted circle of investors (cercle restreint d'investisseurs), all as defined in and in accordance with Article 6 of Ordinance no 67-833 dated 28th September, 1967 (as amended) and Decree no 98-880 dated 1st October, 1998.

          (h) You will not offer or sell any securities anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkee).

           8. Position of the Agent. In acting under this Agreement and in connection with the sale of any Notes by the Bank (other than Notes sold to you pursuant to a Terms Agreement), you are acting solely as agent of the Bank and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Bank, but you shall not have any liability to the Bank in the event any such purchase is not consummated for any reason. If the Bank shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Bank shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

           9. Termination. This Agreement may be terminated at any time either by the Bank or Holding or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(b) and Sections 3(c), 3(g), 3(i), 3(j), 6, 8, 8, 11 and 13 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Bank but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(a), 3(d), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

          10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and confirmed to you at the offices of ABN AMRO Incorporated, 1325 Avenue of the Americas, 10th Floor, New York, New York 10019-6029, Attention:
Fixed Income Origination, with a copy to Mark Egert, Esq., ABN AMRO Incorporated, 1290 Avenue of the Americas, 10th Floor, New York, New York 10104 (telefax number: 212-258-1592); or, if sent to the Bank, will be mailed, delivered or telefaxed and confirmed to the Bank at 250 Bishopsgate, London EC2M 4AA, England, Attention: SEDD-New Issues, with a copy to Deanna Kirkpatrick, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (telefax number 212-450-5704).

          11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

          12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

          14. Submission to Jurisdiction. Each of the Bank and Holding agrees that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Bank and Holding has appointed the Willie J. Miller, Jr., Esq., Chief Legal Officer and Executive Vice President, ABN AMRO North America, Inc., as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and the Bank and Holding expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and Holding and such appointment shall have been accepted by such successor authorized agent. Each of the Bank and Holding represents and warrants that the Authorized Officer has agreed to act as said agent for service of process, and each of the Bank and Holding agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank or Holding shall be deemed, in every respect, effective service of process upon the Bank or Holding.

          15. Judgment Currency. The Bank and Holding, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and Holding and the Agents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Bank and you.

                                       Very truly yours,

                                       ABN AMRO BANK N.V.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       By:______________________________________
                                          Name:
                                          Title:

                                       ABN AMRO HOLDING N.V.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       By:______________________________________
                                          Name:
                                          Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.


ABN AMRO INCORPORATED


By:
   -----------------------------------------
   Name:
   Title:

                                                                       EXHIBIT A



                               ABN AMRO BANK N.V.

                       GLOBAL MEDIUM-TERM NOTES, SERIES B

                     Fully and Unconditionally Guaranteed by

                              ABN AMRO Holding N.V.

                              NOTES TERMS AGREEMENT


                                                           _______________, 200_


ABN AMRO Bank N.V.
[address]

Attention:

ABN AMRO Holding N.V.
[address]

Attention:


         Re: Euro Distribution Agreement dated _________, 2000 (the "Euro Distribution Agreement")
                  -------------------------------------------------


         The undersigned agrees to purchase ABN AMRO Bank N.V.'s Global Medium-Term Notes, Series B, fully and unconditionally guaranteed by ABN AMRO Holding N.V., having the following terms:



All Notes                           Fixed Rate Notes                    Floating Rate Notes
-------------------------------     ------------------------------      ---------------------------------
Principal Amount:                   Interest Rate:                      Base Rate:

Purchase Price:                     Applicability of Modified           Index Maturity:
                                    Payment upon Acceleration:
Price to Public:                    If yes, state issue price:          Index Currency:



                                       A-1




All Notes                           Fixed Rate Notes                    Floating Rate Notes
-------------------------------     ------------------------------      ---------------------------------

Settlement Date and Time:           Amortization Schedule:              Spread (Plus or Minus):

Place of Delivery:                  Applicability of Annual             Spread Multiplier:
                                    Interest Payments:

Specified Currency:                 Denominated Currency (if            Alternate Rate Event Spread:
                                      any):

Original Issue Date:                Indexed Currency or                 Initial Interest Rate:
                                    Currencies (if any):

Interest Accrual Date:              Payment Currency (if any):          Initial Interest Reset Date:

Maturity Date:                      Exchange Rate Agent (if             Interest Reset Dates:
                                      any):

Optional Repayment Date(s):         Reference Dealers:                  Interest Reset Period:

Optional Redemption                 Face Amount (if any):               Maximum Interest Rate:
Date(s):

Initial Redemption Date:            Fixed Amount of each                Minimum Interest Rate:
                                    Indexed Currency (if any):
Initial Redemption                  Aggregate Fixed Amount of           Interest Payment Period:
Percentage:                         each Indexed Currency (if
                                      any):

Annual Redemption                                                       Calculation Agent:
Percentage Reduction:

Ranking:                                                                Reporting Service:

Series:                                                                 Index Currency:

Minimum Denominations:                                                  Designated CMT Telerate
                                                                           Page:
Other Provisions:
                                                                        Designated CMT Maturity
                                                                          Index:


         The provisions of Sections 1, 2(b) and 2(c) and 3 through 7 and 10 through 16 of the Euro Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections

3(g), 6, 10, 11, and 13 of the Euro Distribution Agreement shall survive for the purposes of this Agreement.

         The following information, opinions, certificates, letters and documents referred to in Section 4 of the Euro Distribution Agreement will be required:
----------------.

                                            ABN AMRO INCORPORATED


                                            By:_______________________________
                                               Name:
                                               Title:





Accepted:

ABN AMRO BANK N.V.


By:_______________________________
   Name:
   Title:


By:_______________________________
   Name:
   Title:


ABN AMRO HOLDING N.V.


By:_______________________________
   Name:
   Title:


By:_______________________________
   Name:
   Title:

                                                                       EXHIBIT B




                                       ABN AMRO BANK N.V.

                               GLOBAL MEDIUM-TERM NOTES, SERIES B

                             Fully and Unconditionally Guaranteed by

                                     ABN AMRO Holding, N.V.

                                    ADMINISTRATIVE PROCEDURES


                                   ---------------------------


         Explained below are the administrative procedures and specific terms of the offering of Global Medium-Term Notes, Series B (the "Notes"), on a continuous basis by ABN AMRO Bank N.V. (the "Bank"), fully and unconditionally guaranteed by ABNAMRO Holding N.V. ("Holding") (the "Guarantee") pursuant to the Euro Distribution Agreement, dated _______, 2000 (as may be amended from time to time, the "Distribution Agreement") among the Bank and ABN AMRO Incorporated (the "Agent").

          The Notes may be issued in registered form without coupons ("Registered Notes"), in bearer form with or without coupons ("Bearer Notes") or in any combination of Registered Notes and Bearer Notes. Bearer Notes initially will be represented by a Temporary Global Note. Such Temporary Global Note will subsequently be represented by a Permanent Global Note. Interests in a Permanent Global Note may be exchanged, in whole, for individual definitive Bearer Notes. Definitive Bearer Notes may be exchanged, if the applicable Pricing Supplement so specifies, in whole or in part, for Registered Notes.

         The Notes will be issued as senior indebtedness (the "Notes") of the Bank pursuant to the provisions of an indenture dated as of November 27, 2000 between the Bank and The Chase Manhattan Bank (the "Trustee"), as trustee (as supplemented by the First Supplemental Indenture dated as of September __, 2003 among the Bank, the Trustee and Holding and as may be further supplemented or amended from time to time, the "Indenture").

         The Notes will be entitled to the benefit of the Guarantee as set forth in the Indenture, pursuant to which Holding will guarantee any payments to be made by the Bank on the Notes.

         In the Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Bank. The Agent, as principal, may also purchase Notes for its own account, and if requested by the Agent, the Bank and the Agent will enter into a terms agreement ( a "Notes Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Notes Terms Agreement.

         [Chase has initially been appointed the Calculation Agent, Authenticating Agent and Principal Paying Agent for the Notes and will perform the duties specified herein. As used herein, the term "Principal Paying Agent" shall mean Chase acting through its London office in connection with the authentication and delivery of the Notes, pursuant to the terms of the Indenture. The Series B Notes are intended to be listed on [The London Stock Exchange Limited (the "London Stock Exchange").] Application may, in certain circumstances described in the Prospectus Supplement relating to the Notes (the "Prospectus Supplement"), be made to list Series B Notes on the [Euronext Paris S.A.].] The Bank has appointed ABN AMRO Equities (VU) Limited as the listing agent for purposes of listing the Series B Notes on the London Stock Exchange and has appointed ABN AMRO Securities France S.A. as the listing agent for purposes of listing the Series B Notes on the Euronext Paris S.A.

         Each Bearer Note initially will be represented by a Temporary Global Note, each of which will be delivered to a common depositary located outside the United States (the "Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator"), Clearstream and/or any other relevant clearing system (including Societe Interprofessionalle pour la Compensation des Valeures Mobilieres ("SICOVAM")). Such Temporary Global Note will subsequently be represented by a Permanent Global Note. Upon the first request by any beneficial owner to exchange any interest in a Permanent Global Note to a definitive Bearer Note, or if any Note represented by such Permanent Global Note is accelerated following an event of default with respect to such Note or if either Euroclear, Clearstream or any other relevant clearing system is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so, then all (and not less than all) interests in such Permanent Global Note shall be exchanged for definitive

Bearer Notes; provided that, if the applicable Pricing Supplement so specifies, nothing herein shall prevent the further exchange of definitive Bearer Notes for Registered Notes.

         Unless otherwise defined herein, terms defined in the Indenture, the Notes, or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

         The Bank will advise the Agent in writing of the employees of the Bank with whom the Agent is to communicate regarding offers to purchase Notes, and the related settlement details.

                          ADMINISTRATIVE PROCEDURES FOR
                        BEARER NOTES AND REGISTERED NOTES

Issuance:                         Bearer Notes.  Each Bearer Note will be
                                  dated as of its Original Issue Date.  Each
                                  Bearer Note will  bear an Original Issue
                                  Date, which will be (i) with respect to a Temporary Global Note (or any portion thereof), the date of its original issue as specified in such Temporary Global Note or
                                  (ii) with respect to any Permanent Global
                                  Note or any definitive Bearer Note (or any portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen Bearer
                                  Note (a "Replacement Bearer Note"), the
                                  Original Issue Date of the predecessor
                                  Bearer Note, regardless of the date of
                                  authentication of such subsequently issued
                                  Bearer Note.

                                  Registered Notes. Each Registered
                                  Note will be dated as of the date of
                                  its authentication by Chase. Each
                                  Registered Note will also bear an
                                  Original Issue Date, which will be
                                  (i) with respect to an original
                                  Registered Note (an "Original
                                  Registered Note") (or any portion
                                  thereof), its original issuance date
                                  (which will be the settlement date)
                                  and (ii) with respect to any
                                  Registered Note (or portion thereof)
                                  issued subsequently upon transfer or
                                  exchange of a Registered Note or in
                                  lieu of a destroyed, lost or stolen
                                  Registered Note (a "Replacement
                                  Registered Note"), the original
                                  issuance date of the predecessor
                                  Registered Note, regardless of the
                                  date of authentication of such
                                  subsequently issued Registered Note.

Denominations:                    Bearer Notes.  Unless otherwise specified in
                                  the applicable Pricing Supplement,
                                  Bearer Notes will be issued only in
                                  denominations of $1,000 (or, in the
                                  case of Bearer Notes
                                  not denominated in U.S. dollars, the
                                  equivalent thereof in the Specified
                                  Currency, rounded to the nearest
                                  1,000 units of the Specified
                                  Currency) or any amount in excess
                                  thereof which is an integral
                                  multiple of $1,000 (or, in the case
                                  of Bearer Notes not denominated in
                                  U.S. dollars, 1,000 units of the
                                  Specified Currency).

                                  Registered Notes. Unless otherwise
                                  specified in the applicable Pricing
                                  Supplement, Registered Notes will be
                                  issued only in denominations of
                                  $1,000 (or, in the case of
                                  Registered Notes not denominated in
                                  U.S. dollars, the equivalent thereof
                                  in the Specified Currency, rounded
                                  to the nearest 1,000 units of the
                                  Specified Currency) or any amount in
                                  excess thereof which is an integral
                                  multiple of $1,000 (or, in the case
                                  of Registered Notes not denominated
                                  in U.S. dollars, 1,000 units of the
                                  Specified Currency).

Global Notes and
Definitive Bearer
and Registered Notes:             Until Final Certification (as defined below)
                                  with respect to an issuance of Bearer Notes has occurred, such Notes, together with all other Bearer Notes that have the same terms
                                  (other than their respective principal
                                  amounts) (all such Notes herein referred to collectively as a "Note Tranche"), will be represented by a single Temporary Global
                                  Note in bearer form without interest
                                  coupons. The Bank shall execute, and upon Bank instructions the Principal Paying
                                  Agent shall complete and authenticate, such Temporary Global Note upon the same conditions and in substantially the same manner, and with the same effect, as an individual definitive Bearer Note. On or prior to the settlement date (which will normally be the Original Issue Date) with respect to such Notes, the Principal Paying

                                  Agent shall deposit the Temporary
                                  Global Note with the Depositary in
                                  the manner specified below under
                                  "Settlement Procedures; Bearer
                                  Notes". The interest of each
                                  beneficial owner of Notes
                                  represented by such Temporary Global
                                  Note will be credited to the
                                  appropriate account with
                                  Clearstream, the Euroclear Operator
                                  or any other relevant clearing
                                  system.

                                  On or after the date (the "Exchange
                                  Date") that is the 40th day
                                  following the date on which the Bank
                                  receives the proceeds of the sale of
                                  a Temporary Global Note (the
                                  "Closing Date"), or if such Note is
                                  held by the Agent as part of an
                                  unsold allotment or subscription
                                  more than 40 days after the Closing
                                  Date for such Note, on or after the
                                  day after the date such Note is sold
                                  by the Agent, all as notified by the
                                  Agent in writing to Chase, the
                                  interest of the beneficial owners of
                                  the Notes represented by the
                                  Temporary Global Note shall be
                                  canceled and such interests shall
                                  thereafter be represented by a
                                  Permanent Global Note in bearer form
                                  without interest coupons held in
                                  London by the Depositary; provided
                                  that Final Certification (as
                                  described below) has occurred. The
                                  interest of each beneficial owner of
                                  Notes represented by such Permanent
                                  Global Note will be credited to the
                                  appropriate account with
                                  Clearstream, the Euroclear Operator
                                  or any other relevant clearing
                                  system.

                                  If the beneficial owner of an
                                  interest in a Permanent Global Note
                                  requests, at any time, upon 30 days'
                                  written notice to the Principal
                                  Paying Agent given by such
                                  beneficial owner through either
                                  Clearstream, the Euroclear Operator
                                  or any other relevant clearing
                                  system, as the case may be, or if
                                  any Note represented by such
                                  Permanent Global Note is accelerated
                                  following an event of
                                  default with respect to such Note or
                                  if either Euroclear, Clearstream or
                                  any other relevant clearing system
                                  is closed for business for a
                                  continuous period of fourteen days
                                  (other than by reason of public
                                  holidays) or announces an intention
                                  to cease business permanently or in
                                  fact does so, such Permanent Global
                                  Note shall be exchanged for one or
                                  more definitive Bearer Notes with
                                  coupons attached, if appropriate,
                                  or, if the applicable Pricing
                                  Supplement so specifies, one or more
                                  Registered Notes in authorized
                                  denominations equal in aggregate
                                  principal amount to such beneficial
                                  interest; provided that any such
                                  exchange of an interest in a
                                  Permanent Global Note for a
                                  definitive Bearer Note shall result
                                  in the exchange of all (and not less
                                  than all) interests in such
                                  Permanent Global Note for definitive
                                  Bearer Notes; provided further,
                                  that, if the applicable Pricing
                                  Supplement so specifies, nothing
                                  herein shall prevent the further
                                  exchange of definitive Bearer Notes
                                  for Registered Notes. To effect such
                                  exchange, the interest of such
                                  beneficial owner in such Permanent
                                  Global Note shall be canceled and
                                  one or more definitive Bearer Notes
                                  or Registered Notes, as the case may
                                  be, shall be issued to such
                                  beneficial owner, through the
                                  Euroclear Operator or Clearstream or
                                  any other relevant clearing system,
                                  as the case may be.

                                  In all events, Bearer Notes and
                                  coupons will be delivered by the
                                  Principal Paying Agent only outside
                                  the United States.

Notes Purchased
by U.S. Persons:                  All Notes purchased in connection with their
                                  original issuance by or on behalf of a U.S.
                                  Person (as defined in the Distribution
                                  Agreement) (other than a branch of a United
                                  States financial institution (as defined in the applicable United States Treasury

                                  Regulation) located outside the United States purchasing for its own account or for resale (a "Qualifying Foreign Branch") or other permitted U.S. purchasers as provided in the Prospectus Supplement that satisfies the conditions for receiving Bearer Notes (as described under "Final Certification" below) will be issued only as Registered Notes.

Final Certification:              Final Certification with respect to a
                                  Temporary Global Note shall mean the
                                  delivery by the Euroclear Operator,
                                  Clearstream or any other relevant clearing system, as the case may be, to the Principal
                                  Paying Agent of a signed certificate (each a "Clearance System Certificate") in the form set forth in Appendix 1 hereto with respect to the Notes being exchanged, dated no earlier than the Exchange Date for such Notes, to the effect that the Euroclear
                                  Operator, Clearstream or any other relevant clearing system, as the case may be, has received certificates in writing, by tested telex or by electronic transmission from the account holders appearing on its records as entitled to such Notes ("Ownership
                                  Certificates") in the form set forth in
                                  Appendix 2 hereto with respect to each of such Notes, which Ownership Certificates shall be dated no earlier than ten days before the Exchange Date.

Preparation of
Pricing Supplement:               If any offer to purchase a Note is accepted
                                  by or on behalf of the Bank, the Bank will prepare a pricing supplement (a "Pricing
                                  Supplement") reflecting the terms of such Note, will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will, promptly and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall reasonably request. The Agent will cause such Pricing
                                  Supplement to be delivered to the purchaser of the Note.

                                  In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached
                                  (other than those retained for files), will be destroyed.

Settlement:                       The receipt by the Bank of immediately
                                  available funds in exchange for (i) the
                                  delivery of an authenticated Temporary
                                  Global Note to the Depositary in the manner described in "Settlement Procedures; Bearer
                                  Notes" below or (ii) the delivery of an
                                  authenticated Registered Note to the Agent shall constitute "settlement" with respect to such Note. All offers accepted by the Bank will be settled on the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Bank and the purchaser agree to settlement on another day, which shall be no earlier than the next Business
                                  Day.

Settlement
Procedures;
Bearer Notes: Procedures with regard to each Bearer Note sold by the Bank to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement) shall be as follows:

                                  A.  In the case of a Bearer Note, the
                                      Agent will advise the Bank by
                                      telephone that such Note, is
                                      initially
                                      a Bearer Note and of the following
                                      settlement information:

                                      1.  Principal amount.

                                      2.  Maturity Date.

                                      3.  Interest Payment
                                          Date(s).

                                      4.  In the case of a Floating Rate
                                          Bearer Note, the Initial
                                          Interest Rate (if known at
                                          such time), Interest Payment
                                          Period, Calculation Agent,
                                          Base Rate, Index Maturity,
                                          Index Currency, Interest
                                          Reset Period, Initial Interest
                                          Reset Date, Interest Reset
                                          Dates, Spread or Spread
                                          Multiplier (if any), Minimum
                                          Interest Rate (if any),
                                          Maximum Interest Rate (if
                                          any) and the Alternate Rate
                                          Event Spread (if any).

                                      5.  Redemption or repayment
                                          provisions, if any.

                                      6.  Ranking.

                                      7.  Settlement date and time
                                          (Original Issue Date).

                                      8.  Interest Accrual Date.

                                      9.  Price.

                                      10. Agent's commission, if any,
                                          determined as provided in the
                                          Distribution Agreement.

                                      11. Specified Currency.

                                      12. Whether the Note is an Original
                                          Issue Discount Note (an "OID
                                          Note"), and if it is an OID Note,
                                          the applicability of Modified
                                          Payment upon Acceleration (and,
                                          if so, the Issue Price).

                                      13. Agent's account number at
                                          Clearstream, the Euroclear
                                          Operator or any other relevant
                                          clearing system.

                                      14. Any other applicable provisions.

                                  B.  The Bank will advise Chase as the
                                      Principal Paying Agent for the Notes
                                      by telephone or electronic
                                      transmission (confirmed in writing at
                                      any time on the same date) of the
                                      information set forth in "Settlement
                                      Procedures; Bearer Notes" "A"
                                      above, and shall give the Principal
                                      Paying Agent written instructions
                                      (substantially in the form set out in
                                      Appendix 3) to prepare a Temporary
                                      Global Note for each Note Tranche
                                      which the Bank has agreed to sell.
                                      The Bank will send a copy of such
                                      instructions to the Agent and the
                                      relevant Trustee.

                                      The Principal Paying Agent
                                      shall telephone each of the
                                      Euroclear Operator,
                                      Clearstream or any other
                                      relevant clearing system
                                      with a request for a
                                      security code for each Note
                                      Tranche agreed to be issued
                                      and shall notify the Bank
                                      and the Agent of such
                                      security code or codes as
                                      soon as practicable.

                                  C.  In accordance with instructions
                                      received from the Bank, (i) the
                                      Principal Paying Agent shall
                                      authenticate and deliver a Temporary
                                      Global Note for each Note Tranche
                                      which the Bank has agreed to sell.
                                      The settlement of the Note Tranche
                                      is to occur on the relevant
                                      settlement date.  All such Temporary
                                      Global Notes will then be delivered
                                      to the Depositary.  The Principal
                                      Paying Agent will also give
                                      instructions to the Euroclear
                                      Operator, Clearstream or any other
                                      relevant clearing system to credit
                                      the Notes represented by such
                                      Temporary Global Note delivered to
                                      such Depositary to the Principal
                                      Paying Agent's distribution
                                      account at the Euroclear Operator,
                                      Clearstream or any other relevant
                                      clearing system.  At settlement of
                                      any Note Tranche, the Principal
                                      Paying Agent will instruct the
                                      Euroclear Operator, Clearstream or
                                      any other relevant clearing system to
                                      debit, on the settlement date, from
                                      the distribution account of the
                                      Principal Paying Agent the principal
                                      amount of Notes of each Note
                                      Tranche, with respect to which the
                                      Agent has solicited an offer to
                                      purchase and to credit, on the
                                      settlement date, such principal
                                      amount to the account of the Agent
                                      with the Euroclear Operator,
                                      Clearstream or any other relevant
                                      clearing system against payment of
                                      the purchase payment price of such
                                      Notes.

                                  D.  The Euroclear Operator,
                                      Clearstream and any other
                                      relevant clearing system
                                      shall debit and credit
                                      accounts in accordance with
                                      instructions received from the
                                      Principal Paying Agent and the
                                      Agent.

                                      The Principal Paying Agent
                                      shall pay the Bank the
                                      aggregate net proceeds
                                      received by it in
                                      immediately available funds
                                      via a transfer of funds to
                                      the U.S. dollar account of
                                      the Bank with a bank in New
                                      York City (or, with respect
                                      to Notes payable in a
                                      Specified Currency other
                                      than U.S. dollars, to an
                                      account maintained at a
                                      bank selected by the Bank,
                                      which bank shall be located
                                      outside the United Kingdom
                                      in the case of Notes
                                      payable in a Specified
                                      Currency other than pounds
                                      sterling that mature not
                                      later than five years from
                                      and including the date of
                                      issue thereof) designated
                                      by the Bank in writing.
Settlement Procedures
Timetable; Bearer Notes:              For sales by the Bank of Bearer
                                      Notes to or through the Agent,
                                      "Settlement Procedures; Bearer
                                      Notes" "A" through "D" above shall
                                      be completed on or before the
                                      respective times set forth below:

                    Settlement
                    Procedure;
                    Bearer Notes                   Time
                    ------------                   ----

                       A           12:00 P.M. (NYC time) three days
                                                   before settlement date
                       B           9:00 A.M. (London time) two days
                                                   before settlement date
                       C           3:45 P.M. (London time) one day
                                                   before settlement date
                       D           5:00 P.M. (NYC time) on
                                                   settlement date

Settlement Procedures;
Registered                          Notes: Settlement Procedures with regard
                                    to each Registered Note sold by the Bank to or through the Agent (unless otherwise specified pursuant to a Notes
                                    Terms Agreement) shall be as follows:

                                    AA.  In the case of a Registered
                                         Note, the Agent will advise the
                                         Bank by telephone that such
                                         Note is a Registered Note and
                                         of the following settlement
                                         information:

                                         1.  Name in which such Note is to
                                             be registered ("Registered
                                             Note Owner").

                                         2.  Address of the Registered Note
                                             Owner and address for payment
                                             of principal and interest.

                                         3.  Taxpayer identification number
                                             of the Registered Note Owner
                                             (if available).

                                         4.  Principal amount.

                                         5.  Maturity Date.

                                         6.  Interest Payment Date(s)

                                         7.  In the case of a Fixed Rate
                                             Registered Note, the Interest
                                             Rate, or, in the case of a
                                             Floating Rate Registered Note,
                                             the Initial Interest Rate (if
                                             known at such time), Interest
                                             Payment Period, Calculation
                                             Agent, Base Rate, Index
                                             Maturity, Index Currency,
                                             Interest Reset Period, Initial
                                             Interest Reset Date, Interest
                                             Reset Dates, Spread or Spread
                                             Multiplier (if any), Minimum
                                             Interest Rate (if any), Maximum
                                             Interest Rate (if any) and the

                                             Alternate Rate Event Spread (if
                                             any).

                                         8.  Redemption or repayment
                                             provisions (if any).

                                         9.  Ranking.

                                         10. Settlement date and time
                                             (Original Issue Date).

                                         11. Interest Accrual Date.

                                         12. Price.

                                         13. Agent's commission (if any)
                                             determined as provided in the
                                             Distribution Agreement.

                                         14. Denominations.

                                         15. Specified Currency.

                                         16. Whether the Note is an OID
                                             Note, and if it is an OID
                                             Note, and the applicability of
                                             Modified Payment upon
                                             Acceleration (and if so, the
                                             Issue Price).

                                         17. Any other applicable
                                             provisions.

                                    BB.  The Bank will advise Chase as
                                         Principal Paying Agent for the
                                         Notes, by telephone or
                                         electronic transmission
                                         (confirmed in writing at any
                                         time on the same date) of the
                                         information set forth in
                                         "Settlement Procedures;
                                         Registered Notes" "AA" above.

                                    CC.  The Bank will have delivered to
                                         Chase as Principal Paying Agent
                                         for the Notes a pre-printed
                                         four-ply packet for such Note,
                                         which packet will contain the
                                         following documents in forms
                                         that have
                                         been approved by the Bank, the
                                         Agent and Chase, as Principal
                                         Paying Agent for the Notes:

                                         1. Note with customer confirmation.

                                         2. Stub One - For Chase.

                                         3. Stub Two - For the Agent.

                                         4. Stub Three - For the Bank.

                                    DD.  Chase will (i) authenticate and
                                         deliver any Note through the
                                         Principal Paying Agent if
                                         necessary, with the confirmation
                                         and Stubs One and Two to the
                                         Agent. The Agent will acknowledge
                                         receipt of the Note by stamping or
                                         otherwise marking Stub One and
                                         returning it to Chase, through the
                                         Principal Paying Agent, if
                                         necessary.  Such delivery will be
                                         made only against such
                                         acknowledgment of receipt and
                                         evidence that instructions have
                                         been given by the Agent, with
                                         respect to Notes denominated in
                                         U.S. dollars, for payment to the
                                         account of the Bank at Chase,
                                         New York, New York (or, with
                                         respect to Notes payable in a
                                         Specified Currency other than U.S.
                                         dollars, to an account maintained
                                         at a bank selected by the Bank,
                                         which bank shall be located
                                         outside the United Kingdom in the
                                         case of Notes payable in a
                                         Specified Currency other than
                                         pounds sterling that mature not
                                         later than five years from and
                                         including the date of issue
                                         thereof), in immediately available
                                         funds, of an amount equal to the
                                         purchase price of such Notes less
                                         the Agent's commission (if any).
                                         In the event that the instructions
                                         given by the Agent for payment to
                                         the account of the Bank are
                                         revoked, the Bank will as
                                         promptly as possible wire
                                         transfer to the account of the
                                         Agent an amount of immediately
                                         available funds equal to the
                                         amount of such payment made.

                                         The Principal Paying Agent
                                         shall pay the Bank the
                                         aggregate net proceeds received
                                         by it in immediately available
                                         funds via a transfer of funds
                                         to the U.S. dollar account of
                                         the Bank with ABN AMRO in New
                                         York City (or, with respect to
                                         Notes payable in a Specified
                                         Currency other than U.S.
                                         dollars, to an account
                                         maintained at a bank selected
                                         by the Bank which bank shall be
                                         located outside the United
                                         Kingdom in the case of Notes
                                         payable in a Specified Currency
                                         other than pounds sterling that
                                         mature not later than five
                                         years including the date of
                                         issue thereof).

                                    EE.  Unless the Agent purchased such
                                         Notes as principal, the Agent will
                                         deliver (with confirmation) such
                                         Notes to the customer against
                                         payment in immediately available
                                         funds. The Agent will obtain the
                                         acknowledgment of receipt of such
                                         Notes by retaining Stub Two.

                                    FF.  In the case of all Notes, Chase
                                         will send Stub Three to the
                                         Bank by first-class mail.

Settlement Procedures
Timetable;                          Registered Notes: For sales by the Bank
                                    of Registered Notes to or through the
                                    Agent, "Settlement Procedures;
                                    Registered Notes" "AA" through "FF" set
                                    forth above shall be completed on or
                                    before the respective times (London
                                    time) set forth below:

                                    Settlement
                                    Procedure;
                                    Registered
                                    Notes and
                                    Registered
                                    Units               Time
                                    ----------          ----

                                       AA     2:00 P.M. on second day
                                                          before settlement date
                                       BB     3:00 P.M. on second day
                                                          before settlement date
                                    CC-DD     2:15 P.M. on settlement date
                                       EE     3:00 P.M. on settlement date
                                       FF     5:00 P.M. on settlement date

Failure to Settle:                  Bearer Notes.  If the Agent shall have
                                    advanced its own funds for payment against subsequent receipt of funds from the purchaser and if a purchaser shall fail to make payment for a Note, the Agent will promptly notify the Bank, the Principal
                                    Paying Agent, the Depositary and the
                                    Euroclear Operator, Clearstream and any
                                    other relevant clearing system, by
                                    telephone, promptly confirmed in writing
                                    (but no later than the next Business Day).
                                    In such event, the Bank shall promptly
                                    instruct the Principal Paying Agent to
                                    cancel the purchaser's interest in the
                                    appropriate Temporary Global Note
                                    representing such Note.  Upon (i)
                                    confirmation from the Principal Paying
                                    Agent in writing (which may be given by
                                    telex or telecopy) that the Principal
                                    Paying Agent has canceled such purchaser's interest in such Temporary Global Note and (ii) confirmation from the Agent in writing (which may be given by telex or telecopy) that the Agent has not received payment from the purchaser for the Note, the Bank will promptly pay to the Agent an amount in immediately available funds equal to the amount previously paid by the Agent in respect of such Bearer Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the settlement date. The Principal Paying Agent and the Depositary will make or cause to be made such revisions to such Temporary Global

                                    Note as are necessary to reflect the
                                    cancellation of such portion of such
                                    Temporary Global Note.

                                    If a purchaser shall fail to make
                                    payment for the Note for any reason
                                    other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Bank will reimburse the Agent on an equitable basis for the Agent's loss of the use of funds during the period when they were credited to the account of the Bank or the Principal Paying Agent, as applicable.

                                    Immediately upon such cancellation, the
                                    Principal Paying Agent, will make
                                    appropriate entries in its records to
                                    reflect the fact that a settlement did
                                    not occur with respect to such Note or
                                    Unit.

                                    Registered Notes. If a purchaser fails
                                    to accept delivery of and make payment
                                    for any Registered Note, the Agent will
                                    notify the Bank and Chase, as Registrar
                                    of the Registered Notes, by telephone
                                    and return such Note to Chase through
                                    the Principal Paying Agent, if
                                    necessary. Upon receipt of such notice,
                                    the Bank will immediately wire transfer
                                    to the account of the Agent an amount
                                    equal to the amount previously credited
                                    to the Bank's account in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business
                                    Day following the settlement date. If
                                    the failure shall have occurred for any
                                    reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Bank will reimburse the Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Bank or Chase.
                                    Immediately upon receipt of the
                                    Registered Note in respect of which such failure occurred, Chase will mark such Note "canceled," make appropriate entries in Chase's records and send such Note to the Bank.

Notice of Issuance
London Stock Exchange:              The Sponsoring Member Firm will provide
                                    information with respect to the issuance of each Series B Note to the London Stock
                                    Exchange or the Euronext Paris S.A., as the case may be, and will advise the Bank in writing as to the effectiveness of the listing of such Series B Note by the close of business on the related settlement date.

Listing: The Sponsoring Member Firm will, on a regular basis, provide the London Stock Exchange or the Euronext Paris S.A., as the case may be with such information regarding Series B Notes issued and outstanding as such exchange may require.